Exhibit 99.1

Poshmark, Inc. Reports First Quarter 2022 Financial Results

Q1 Gross Merchandise Value Increased 12% Year-over-Year to $493.4 million

Q1 Total Revenue Increased 13% Year-over-Year to $90.9 million

Q1 Adjusted EBITDA was ($4.7) million with (5.2%) margins

REDWOOD CITY, Calif. (May 12, 2022) - Poshmark, Inc. (NASDAQ: POSH), a leading social marketplace for new and secondhand style, today announced financial results for the first quarter ended March 31, 2022. The Company posted net revenues of $90.9 million in the first quarter of 2022, which is a 13% year-over-year increase from the first quarter of 2021. Gross Merchandise Value (“GMV”) grew 12% year-over-year from the first quarter of 2021 to $493.4 million, up from $441.0 million in the same period last year.

“We continue to innovate for both buyers and sellers and completed the rollout of our Shop by Trend feature as well as a redesign of our feed and shop tabs during the first quarter,” said Manish Chandra, Founder and Chief Executive Officer of Poshmark. “Our investments in product innovation and marketing contributed to record Active Buyer growth to 7.8 million in the first quarter, up 16% from the same period last year.”

Poshmark’s social marketplace is defining a new, more human way to shop online by making the shopping and discovery experience interactive and social. Social interactions grew 59% year-over-year to a record 50.7 billion during the trailing-twelve-months ended March 31, 2022.

First Quarter 2022 Key Metrics and Financial Highlights:

●	GMV was $493.4 million, an increase of 12% year-over-year from $441.0 million in the first quarter of 2021. Quarterly GMV has increased year-over-year for the past 17 quarters.
●	Trailing 12 months Active Buyers reached a record 7.8 million, a 16% year-over-year increase from 6.7 million in the first quarter of 2021.
●	Net revenue was $90.9 million, a 13% increase year-over-year from $80.7 million in the first quarter of 2021.
●	Adjusted EBITDA was ($4.7) million which decreased from $4.8 million in the first quarter of 2021. Adjusted EBITDA margin was (5.2%) in the first quarter of 2022.
●	GAAP results from operations was ($14.4) million in the first quarter of 2022, compared to ($20.1) million in the first quarter of 2021. This includes $8.7 million and $24.1 million in stock-based compensation, respectively.
●	Non-GAAP results from operations (excluding stock-based compensation) was ($5.7) million, compared to $4.0 million in the first quarter of 2021.
●	GAAP net loss per share attributable to common stockholders was ($0.18), compared to ($1.18) in the first quarter of 2021.
●	Cash and cash equivalents were $596.6 million as of March 31, 2022 or $7.65 in cash per share.
●	Free cash flow was $13.9 million compared to $19.8 million for the three months ended March 31, 2021.

First Quarter 2022 Business Highlights:

●	In January, we launched a redesign of our Feed and Shop tabs, which modernized and refreshed the pages to emphasize descriptions, create more whitespace, and make it easier to shop.
●	We completed our rollout of “Shop by Trend,” a new merchandising engine that complements our existing brand merchandising capabilities.
●	During February, we began rolling out a new Messaging Tool that allows buyers and sellers to communicate directly with each other once an order has been booked.
●	We also launched Posh Ambassador II, an extension of our Posh Ambassador program, which caters to our most active community members by highlighting them with a Gold Star badge in their profile and offering them additional benefits.
●	We continued to welcome new brands to the platform. Brand Closets GMV during the first quarter 2022 grew 2.5x compared to the fourth quarter of 2021 and monthly GMV growth continued to accelerate.

Second Quarter 2022 Guidance:

●	Expected Revenue range: $86 million - $88 million
●	Adjusted EBITDA range: ($9) million - ($11) million

Webcast and Conference Call Information:

Poshmark, Inc. will host a conference call to review these results at 1:45 p.m. Pacific Time today, May 12, 2022. Interested parties may listen to the conference call via live webcast by accessing the Company’s Investor Relations website (investors.poshmark.com) under the events section. A webcast replay of the earnings conference call will also be available on the Poshmark website through the same link following the conference call this evening, for at least three months thereafter.

About Poshmark, Inc.:

Poshmark is a leading social marketplace for new and secondhand style for women, men, kids, pets, home and more. By combining the human connection of physical shopping with the scale, ease, and selection benefits of e-commerce, Poshmark makes buying and selling simple, social, and sustainable. Its community of more than 80 million registered users across the U.S., Canada, Australia, and India is driving the future of commerce while promoting more sustainable consumption. For more information, please visit www.poshmark.com, and for company news and announcements, please visit investors.poshmark.com. You can also find Poshmark on Instagram, Facebook, Twitter, TikTok, Pinterest, YouTube, and Snapchat. Poshmark intends to use its Investor Relations website and blog (blog.poshmark.com) to disclose material, non-public information and to comply with its disclosure obligations under Regulation FD. From time to time, we will also disclose this information through our press releases, SEC filings, or public conference calls and webcasts.

SOURCE: Poshmark, Inc.

Investor Relations Contact:

ir@poshmark.com

Media Relations Contact:

pr@poshmark.com

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, forward-looking statements can be identified by words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. These statements include, but are not limited to, statements that we make relating to our future financial performance, including our guidance on financial results for the second quarter of 2022.

Forward-looking statements are neither historical facts nor assurances of future performance. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that we expect. These risks and uncertainties include, but are not limited to: our ability to attract new users and convert users into active buyers and active sellers; our ability to maintain profitability; the impact of COVID-19 on our business and our consumers; the growth rates in the markets in which we compete; our ability to manage growth effectively; our ability to maintain the vibrancy of our community and trustworthiness of our marketplace; our dependence on sellers to provide a fulfilling experience to buyers; and our reliance on third-party shipping partners such as the United States Postal Service. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could cause actual results to differ materially from those contained in our forward-looking statements.

The forward-looking statements made in this press release relate only to management’s beliefs and assumptions as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures:

To supplement our consolidated financial statements, which are prepared and presented in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP (loss) Income From Operations, and Free Cash Flow. Our management uses non-GAAP financial measures internally for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not recognized measures for financial statement presentation under GAAP and do not have standardized meanings, and may not be comparable to similar measures presented by other public companies. Non-GAAP financial measures also have certain limitations. For example, Adjusted EBITDA and Adjusted EBITDA Margin have certain limitations in that it does not include the impact of certain expenses that are reflected in our consolidated statements of operations that are necessary to run our business. As such, non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or in isolation from, the corresponding measures prepared in accordance with GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view the non-GAAP financial measures in conjunction with their respective related GAAP financial measures. Please see the financial tables below for a reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures.

Adjusted EBITDA is a non-GAAP financial measure we define as net income (loss) attributable to common stockholders, excluding depreciation and amortization, stock-based compensation expense, interest income, and other expense, net, and provision for income taxes. Adjusted EBITDA margin is a non-GAAP financial measure calculated by dividing Adjusted EBITDA for a period by revenue for the same period. We believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to key financial metrics used by our management in its financial and operational decision-making. We also believe that the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation and related taxes, excludes an item that we do not consider to be indicative of our core operating performance.

Non-GAAP (loss) income from operations is a non-GAAP financial measure that is calculated as GAAP (loss) income from operations plus stock-based compensation expense. We believe that adding back stock-based compensation expense provides a more meaningful comparison between our operating results from period to period.

Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Operating Metrics:

GMV (gross merchandise value) is the total dollar value of transactions on our platform in a given period, prior to returns and cancellations, and excluding shipping and sales taxes. GMV is a measure of the total economic activity generated by our marketplace, and an indicator of the scale and growth of our marketplace and the health of our marketplace ecosystem.

Active buyers are unique users who have purchased at least one item on our platform in the trailing 12 months preceding the measurement date, regardless of returns and cancellations.

Poshmark, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2022	2021(2)
Net revenue	$90,899	$80,727
Costs and expenses(1):
Cost of net revenue, exclusive of depreciation and amortization	15,031	12,970
Operations and support	15,353	14,894
Research and development	16,056	18,800
Marketing	42,847	35,249
General and administrative	15,036	18,152
Depreciation and amortization	1,020	790
Total costs and expenses	105,343	100,855
Loss from operations	(14,444)	(20,128)
Interest income	51	86
Other income (expense), net
Change in fair value of redeemable convertible preferred stock warrant liability	—	(2,816)
Change in fair value of the convertible notes	—	(49,481)
Loss on extinguishment of the convertible notes	—	(1,620)
Change in fair value of contingent consideration	437	—
Other, net	66	(42
	503	(53,959)
Loss before provision for income taxes	(13,890)	(74,001)
Provision for income taxes	132	140
Net loss	$(14,022)	$(74,141)
Net loss per share attributable to common stockholders, basic and diluted	$(0.18)	$(1.18)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	77,577	62,729
(1) Includes stock-based compensation expense as follows:
Operations and support	$1,040	$2,218
Research and development	4,506	10,641
Marketing	1,378	3,289
General and administrative	1,811	7,993
Total	$8,735	$24,141

(2) During the fourth quarter of 2021, the Company identified prior period errors related to its recording of credit card chargeback losses from its payment processor which resulted in an overstatement of general and administrative expenses. Although management has concluded that such errors were not material to the previously issued financial statements, the Company has revised its 2021 unaudited quarterly financial statements. The condensed consolidated financial information included herein has been revised to reflect a reclassification of net revenue and marketing expenses of $0.2 million each, a decrease in general and administrative expense of $0.6 million, an increase in provision for income taxes of $0.2 million and a decrease in net loss of $0.4 million for the three-month period ended March 31, 2021. Additional information was included in the Company’s 2021 Form 10-K.

Poshmark, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$596,614	$581,538
Prepaid expenses and other current assets	12,365	9,737
Total current assets	608,979	591,275
Property and equipment, net	6,984	7,376
Operating lease right-of-use assets	8,289	—
Intangible assets, net	1,202	1,360
Goodwill	7,012	7,012
Other assets	1,643	1,650
Total assets	$634,109	$608,673
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$13,164	$1,595
Funds payable to customers	148,623	145,290
Operating lease liabilities, current	5,757	—
Accrued expenses and other current liabilities	45,629	40,922
Total current liabilities	213,173	187,807
Operating lease liabilities, non-current	7,343	—
Long-term portion of deferred rent and other liabilities	—	3,247
Total liabilities	220,516	191,054
Commitments and contingencies
Stockholders’ equity
Preferred Stock	—	—
Class A and Class B common stock	8	8
Additional paid-in capital	652,062	641,974
Treasury stock, at cost	(2,651)	(2,651)
Accumulated deficit	(235,857)	(221,835)
Accumulated other comprehensive income	31	123
Total stockholders’ equity	413,593	417,619
Total liabilities and stockholders’ equity	$634,109	$608,673

Poshmark, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net loss	$(14,022)	$(74,141)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,020	790
Stock-based compensation	8,735	24,141
Change in fair value of redeemable convertible preferred stock warrant liability	—	2,816
Change in fair value of the convertible notes	—	49,481
Loss on extinguishment of the convertible notes	—	1,620
Change in fair value of contingent consideration	(437)	—
Accretion of discounts and amortization of premiums on marketable securities, net	—	88
Other	14	1
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(2,621)	483
Operating lease right-of-use assets	(8,289)	—
Accounts payable	11,422	3,138
Funds payable to customers	3,333	10,466
Accrued expenses and other liabilities	1,897	1,388
Operating lease liabilities	13,100	—
Net cash provided by operating activities	14,152	20,271
Cash flows from investing activities
Purchases of property and equipment	(264)	(439)
Maturities of marketable securities	—	2,900
Net cash (used in) provided by investing activities	(264)	2,461
Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions and offering costs	—	293,899
Proceeds from issuance of redeemable convertible preferred stock warrants	—	100
Tax withholding related to vesting of restricted stock units	—	(2,608)
Proceeds from exercise of stock options	1,280	1,843
Net cash provided by financing activities	1,280	293,234
Effect of foreign exchange rate changes on cash and cash equivalents	(92)	6
Net increase in cash and cash equivalents	15,076	315,972
Cash and cash equivalents
Beginning of period	581,538	238,902
End of period	$596,614	$554,874

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands; unaudited):

	Three Months Ended March 31,
	2022	2021
Net loss attributable to common stockholders	$(14,022)	$(74,141)
Adjusted to exclude the following:
Depreciation and amortization	1,020	790
Stock-based compensation	8,735	24,141
Interest income	(51)	(86)
Other (income) expense, net	(503)	53,959
Provision for income taxes	132	140
Adjusted EBITDA	$(4,689)	$4,803

The following table reflects the reconciliation of GAAP loss from operations to non-GAAP (loss) income from operations for each of the periods indicated (in thousands; unaudited):

	Three Months Ended March 31,
	2022	2021
GAAP loss from operations	$(14,444)	$(20,128)
Adjusted to exclude the following:
Stock-based compensation	8,735	24,141
Non-GAAP (loss) income from operations	$(5,709)	$4,013

The following table presents a reconciliation of net cash provided by operating activities to free cash flow for each of the periods indicated (in thousands; unaudited):

	Three Months Ended March 31,
	2022	2021
GAAP net cash provided by operating activities	$14,152	$20,271
Less: purchases of property and equipment	$(264)	$(439)
Non-GAAP free cash flow	$13,888	$19,832